Exhibit 99.1

Everyday Health Reports First Quarter 2015 Financial Results

NEW YORK – May 11, 2015 – Everyday Health, Inc. (NYSE: EVDY), a leading provider of digital health and wellness solutions, today announced financial results for the first quarter ended March 31, 2015.

For the first quarter:

•	Advertising and sponsorship revenue grew 11% year-over-year.

•	Average revenue per top 30 strategic advertiser increased 16% year-over-year.

•	Mobile revenue grew 35% year-over-year.

•	Cash flow from operations grew 54% year-over-year.

•	Average monthly unique visitors increased 45% year-over-year.

“2015 is off to a great start. In Q1 2015, we delivered our financial guidance and also made significant strides in building the most complete digital health marketing platform. With our recent acquisitions of Cambridge BioMarketing and DoctorDirectory, we can provide our pharma customers an unparalleled suite of marketing and communications solutions across their entire portfolio,” said Ben Wolin, Co-Founder and CEO of Everyday Health. “We expect continued strong growth in our advertising revenue for the remainder of 2015, as we also focus on utilizing our unique capabilities - especially our data and analytics expertise - to monetize exciting new opportunities.”

Financial Highlights

For the three months ended March 31, 2015:

•	Total revenue was $41.2 million, a 10% increase from the prior year period.

o	Advertising and sponsorship revenue was $36.3 million, an 11% increase from the prior year period.

o	Premium services revenue was $4.8 million, consistent with the prior year period.

•	Adjusted EBITDA was $0.3 million.

•	Net loss on a GAAP basis was $(8.1) million, compared to a net loss of $(7.8) million in the prior year period. Loss per share on a GAAP basic and diluted basis was $(0.26), compared to $(1.44) basic and diluted loss per share in the first quarter of 2014. Net loss on a non-GAAP basis was $(4.4) million, compared to a non-GAAP net loss of $(2.5) million in the prior year period. Loss per share on a non-GAAP basic and diluted basis was $(0.14), compared to $(0.46) basic and diluted loss per share in the first quarter of 2014. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying tables entitled “Adjusted EBITDA Reconciliation” and “Reconciliation of Non-GAAP Net Loss.”

•	Cash flow from operations was $3.2 million, a 54% increase from $2.1 million in the first quarter of 2014.

Financial Outlook

For the second quarter of 2015 and full year 2015, the Company anticipates achieving financial results as set forth below:

Second Quarter of 2015
Total Revenue	$53.5 million – $56.5 million
Advertising & Sponsorship Revenue	$49.5 million – $52.5 million
Adjusted EBITDA	$10.0 million – $11.0 million

Full Year 2015
Total Revenue	$236.0 million – $244.0 million
Advertising & Sponsorship Revenue	$222.0 million – $230.0 million
Adjusted EBITDA	$49.5 million – $52.5 million

“We are very pleased with our first quarter results. Our positive outlook for the second quarter and the full year reflects the success we are having in expanding our relationships with our largest customers and monetizing mobile engagement,” said Brian Cooper, CFO of Everyday Health. “Our growth strategy is clearly working, and we expect 2015 will be our third straight year of advertising revenue growth exceeding 20% and Adjusted EBITDA growth over 40%.”

Earnings Teleconference Information

The Company will discuss its first quarter 2015 financial results and business outlook during a teleconference today, May 11, 2015, at 4:30 PM ET. The conference call can be accessed at (877) 201-0168 or (647) 788-4901 (International), conference ID# 23062005. The call will also be broadcast simultaneously at http://ir.everydayhealth.com.

Following completion of the call, a recorded replay of the webcast will be available on Everyday Health’s website. To listen to the telephone replay, call toll-free (855) 859-2056 or (404) 537-3406 (International), conference ID# 23062005. The telephone replay will be available from 7:30 PM ET May 11, 2015 through 11:59 PM ET May 18, 2015. Additional investor information can be accessed at http://ir.everydayhealth.com.

About Everyday Health, Inc.

Everyday Health, Inc. (NYSE: EVDY) is a leading provider of digital health and wellness solutions. Everyday Health attracts a large and engaged audience of consumers and healthcare professionals to its premier health and wellness properties, and utilizes its data and analytics expertise to deliver highly personalized content experiences and efficient and effective marketing and engagement solutions. Everyday Health enables consumers to manage their daily health and wellness needs, healthcare professionals to stay informed and make better decisions for their patients, and marketers, health payors and providers to communicate and engage with consumers and healthcare professionals to drive better health outcomes. Everyday Health’s content and solutions are delivered through multiple channels, including desktop, mobile web, and mobile phone and tablet applications, as well as video and social media.

Safe Harbor Provision

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding our future financial performance set forth under the heading “Financial Outlook.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: our ability to attract and retain users to our portfolio of properties; our ability to attract and retain customers; the timing and amount of advertising spending by our current and future customers; our ability to effectively integrate acquisitions we make; our ability to enter into new, or extend existing, partnership arrangements; our ability to successfully pursue opportunities in the broader health and wellness sectors; as well as those factors contained in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015, and our other SEC filings. All information in this release is as of May 11, 2015. Except as required by law, we undertake no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in our expectations.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: Adjusted EBITDA, non-GAAP net loss and non-GAAP loss per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS as non-GAAP financial measures in this press release. We define Adjusted EBITDA as net loss plus: interest expense, net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; compensation expense related to acquisition earnout arrangements; write-offs of unamortized deferred financing and other debt extinguishment costs; executive transition charges; and certain other non-cash charges such as preferred stock warrant mark-to-market adjustments. We define non-GAAP net loss as net loss, plus non-cash stock-based compensation, compensation expense related to acquisition earnout arrangements, and other unusual or significant adjustments such as the write-off of deferred financing costs and other debt extinguishment costs, executive transition charges, and the preferred stock mark-to-market adjustment. We define non-GAAP EPS as non-GAAP net loss divided by weighted-average shares outstanding, which reflects the issuance of the shares sold in the Company’s IPO, which closed on April 2, 2014, as well as the conversion of all outstanding shares of preferred stock into common stock in connection with the IPO.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. Our management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Source: Everyday Health

Investor Relations Contact:

Melanie Goldey, SVP, Strategic Planning & IR

(646) 728-9768

ir@everydayhealthinc.com

Denise Garcia, ICR

(646) 728-9768

ir@everydayhealthinc.com

EVERYDAY HEALTH, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2015 (unaudited)	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$48,530	$50,729
Accounts receivable, net of allowance for doubtful accounts of $523 and $637 as of March 31, 2015 and December 31, 2014, respectively	57,611	68,007
Deferred tax asset	656	656
Prepaid expenses and other current assets	9,377	5,529
Total current assets	116,174	124,921
Property and equipment, net	25,847	25,502
Goodwill	143,165	127,115
Intangible assets, net	43,777	30,716
Other assets	5,811	5,237
Total assets	$334,774	$313,491

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$25,060	$31,722
Deferred revenue	8,821	6,740
Current portion of long-term debt	2,625	3,000
Other current liabilities	8,977	965
Total current liabilities	45,483	42,427
Long-term debt	110,125	87,000
Deferred tax liabilities	6,912	6,673
Other long-term liabilities	4,016	4,105
Stockholders’ equity:
Preferred stock, $0.01 par value: 10,000,000 shares authorized at March 31, 2015 and December 31, 2014; no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value: 90,000,000 shares authorized at March 31, 2015 and December 31, 2014; 31,562,028 and 31,489,196 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	315	314
Treasury stock	(55)	(55)
Additional paid-in capital	295,136	292,117
Accumulated deficit	(127,158)	(119,090)
Total stockholders’ equity	168,238	173,286
Total liabilities and stockholders’ equity	$334,774	$313,491

EVERYDAY HEALTH, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data, unaudited)

	Three months ended March 31,
	2015	2014
Revenues:
Advertising and sponsorship revenues	$36,338	$32,692
Premium services revenues	4,836	4,813
Total revenues	41,174	37,505
Operating expenses:
Cost of revenues	14,076	11,421
Sales and marketing	12,725	10,970
Product development	12,602	10,196
General and administrative	9,804	6,411
Total operating expenses	49,207	38,998
Loss from operations	(8,033)	(1,493)
Interest expense, net	(953)	(1,863)
Other expense	—	(4,114)
Loss from operations before benefit (provision) for income taxes	(8,986)	(7,470)
Benefit (provision) for income taxes	918	(289)
Net loss	(8,068)	(7,759)

Net loss per common share-basic and diluted	$(0.26)	$(1.44)
Weighted-average common shares outstanding-basic and diluted	31,525,559	5,403,846

EVERYDAY HEALTH, INC.

Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(8,068)	$(7,759)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,662	3,558
Provision for doubtful accounts	—	215
Stock-based compensation	2,491	1,069
Amortization and write-off of financing costs	107	4,169
Provision for deferred income taxes	241	241
Changes in operating assets and liabilities:
Accounts receivable	14,802	10,935
Prepaid expenses and other current assets	(3,641)	(2,645)
Accounts payable and accrued expenses	(9,322)	(8,610)
Deferred revenue	1,884	568
Other current liabilities	32	32
Other long-term liabilities	17	307
Net cash provided by operating activities	3,205	2,080
Cash flows from investing activities
Additions to property and equipment, net	(3,005)	(3,476)
Proceeds from sale of business	—	152
Payment for business purchased, net of cash acquired	(24,747)	—
Payment of security deposits and other assets	40	5
Net cash used in investing activities	(27,712)	(3,319)
Cash flows from financing activities
Proceeds from the exercise of stock options	460	1,172
Repayments of principal under former revolver credit facility	—	(30,000)
Repayment of principal under former term loan facility	—	(41,333)
Borrowings under revolver credit facility	25,000	32,300
Repayment of principal under revolver credit facility	(10,000)	—
Borrowings under term loan facility	8,500	40,000
Repayment of principal under term loan facility	(750)	—
Principal payments on capital lease obligations	(180)	(145)
Payments of credit facility financing costs	(722)	(2,227)
Net cash provided by (used in) financing activities	22,308	(233)
Net decrease in cash and cash equivalents	(2,199)	(1,472)
Cash and cash equivalents, beginning of period	50,729	16,242
Cash and cash equivalents, end of period	$48,530	$14,770

EVERYDAY HEALTH, INC.

Adjusted EBITDA Reconciliation

(in thousands, unaudited)

	Three months ended March 31,
	2015	2014
Adjusted EBITDA	$270	$3,217

Less:
Interest expense, net	953	1,863
Income tax (benefit) expense	(918)	289
Depreciation and amortization expense	4,662	3,558
Stock-based compensation expense	2,491	1,069
Executive transition charges	1,150	—
Warrant mark-to-market adjustment	—	252
Compensation expense related to acquisition earnout	—	84
Write-off of unamortized deferred financing costs	—	3,861
Net loss	$(8,068)	$(7,759)

EVERYDAY HEALTH, INC.

Reconciliation of Non-GAAP Net Loss

(in thousands, except share and per share data, unaudited)

	Three months ended March 31,
	2015	2014
Net loss	$(8,068)	$(7,759)

Stock-based compensation expense	2,491	1,069
Executive transition charges	1,150	—
Write-off of unamortized deferred financing costs	—	3,861
Warrant mark-to-market adjustment	—	252
Compensation expense related to acquisition earnout	—	84
Non-GAAP net loss	$(4,427)	$(2,493)

Weighted-average common shares outstanding-basic and diluted	31,525,559	5,403,846

Non-GAAP net loss per common share-basic and diluted	$(0.14)	$(0.46)